Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 3, 2017, incorporated by reference in the Joint Proxy Statement of Sandy Spring Bancorp, Inc. and WashingtonFirst Bankshares, Inc. that is made part of the Pre-Effective Registration Statement (Form S-4 No.     ) and Prospectus of Sandy Spring Bancorp, Inc. for the registration of 12,935,187 shares of its common stock.

/s/ Ernst & Young LLP

Tysons, Virginia

July 19, 2017